Exhibit 99.2

PLAINS ENERGY INVESTMENTS, INC.

INDEX TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

Consolidated Condensed Balance Sheets as of March 31, 2010 and December 31, 2009	F-22

Consolidated Condensed Statements of Operations for the Three Months ended March 31, 2010 and 2009 and for the period from inception (April 18, 2008) through March 31, 2010	F-23

Consolidated Condensed Statements of Stockholders’ Equity for the period from inception (April 18, 2008) through March 31, 2010	F-24

Consolidated Condensed Statements of Cash Flows for the Three Months ended March 31, 2010 and 2009 and for the period from inception (April 18, 2008) through March 31, 2010	F-26

Notes to Consolidated Condensed Interim Financial Statements	F-27

PLAINS ENERGY INVESTMENTS, INC.

(AN EXPLORATION STAGE COMPANY)

CONDENSED BALANCE SHEETS

MARCH 31, 2010 AND DECEMBER 31, 2009

	March 31,	December 31,
	2010	2009
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$852,437	$691,263
Trade Receivables	19,910	—
Short-Term Investments	102,000	275,151
Other Current Assets	19,010	7,781
Total Current Assets	993,357	974,195

PROPERTY AND EQUIPMENT, AT COST
Oil and Gas Properties, Full Cost Method (including unevaluated costs of $8,852,286 at 3/31/2010 and $4,477,236 at 12/31/2009)	8,943,603	4,477,236
Other Property and Equipment	22,346	17,748
Total Property and Equipment	8,965,949	4,494,984
Less - Accumulated Depreciation and Depletion	9,262	30
Total Property and Equipment, Net	8,956,687	4,494,954

Total Assets	$9,950,044	$5,469,149

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts Payable	$51,457	$30,712
Other Current Liabilities	3,252	5,833
Due to Related Party	1,374,675	—
Total Current Liabilities	1,429,384	36,545

STOCKHOLDERS’ EQUITY
Common Stock, Par Value $.001;100,000,000 Shares Authorized, 25,060,131 Shares Outstanding (2009 — 21,119,505 Shares Outstanding)	25,060	21,120
Additional Paid-In Capital	10,978,602	7,665,456
Retained Earnings (Deficit) Accumulated during Exploration Stage	(2,494,499)	(2,260,458)
Accumulated Other Comprehensive Income	11,497	6,486
Total Stockholders’ Equity	8,520,660	5,432,604

Total Liabilities and Stockholders’ Equity	$9,950,044	$5,469,149

The accompanying notes are an integral part of these condensed interim financial statements

PLAINS ENERGY INVESTMENTS, INC.

(AN EXPLORATION STAGE COMPANY)

CONDENSED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009 AND

FOR THE PERIOD FROM INCEPTION (APRIL 18, 2008) THROUGH MARCH 31, 2010

(UNAUDITED)

			From
			Inception on
			April 18,
	Three Months	Three Months	2008
	Ended	Ended	Through
	March 31,	March 31,	March 31,
	2010	2009	2010

REVENUES	$22,497	$—	$22,497

EXPENSES
Production Taxes	2,587	—	2,587
Share Based Compensation	178,146	—	2,422,650
General and Administrative Expense	77,564	643	144,818
Depletion of Oil and Gas Properties	8,500	—	8,500
Depreciation Expense	732	—	762
	267,529	643	2,579,317

LOSS FROM OPERATIONS	(245,032)	(643)	(2,556,820)

OTHER INCOME	10,991	1,209	68,785

LOSS BEFORE INCOME TAXES	(234,041)	566	(2,488,035)

PROVISION FOR INCOME TAXES	—	—	6,464

NET LOSS	$(234,041)	$566	$(2,494,499)

Net Loss Per Common Share — Basic and Diluted	$(0.01)	$0.00	$(0.14)

Weighted Average Shares Outstanding — Basic and Diluted	22,921,804	5,596,667	17,823,865

The accompanying notes are an integral part of these condensed interim financial statements

PLAINS ENERGY INVESTMENTS, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM INCEPTION (APRIL 18, 2008) THROUGH MARCH 31, 2010

(UNAUDITED)

				Retained
				Earnings	Accumulated
				(Deficit)	Other
			Additional	Accumulated	Comprehensive	Total
	Common Stock		Paid-In	During the	Income	Stockholders’
	Shares	Amount	Capital	Exploration Stage	(Loss)	Equity

Balance at Inception (April 18, 2008)	—	$—	$—	$—	$—	$—

Sale of 9,300,000 Common Shares at $.0003 Per Share	9,300,000	9,300	(6,200)	—	—	3,100

Sale of 7,490,001 Common Shares at $.35 Per Share	7,490,001	7,490	2,614,010	—	—	2,621,500

Net Income	—	—	—	16,734	—	16,734

Balance — December 31, 2008	16,790,001	16,790	2,607,810	16,734	—	2,641,334

Sale of 3,393,921 Common Shares at $.85 Per Share	3,393,921	3,394	2,881,439	—	—	2,884,833

Issued 43,500 Common Shares as Consulting Fees	43,500	44	36,931	—	—	36,975

Issued 202,083 Common Shares related to Capital Raise	202,083	202	(202)	—	—	—

Private Placement Costs net of Common Shares Issued	—	—	(67,361)	—	—	(67,361)

Fair Value of Warrants Issued	—	—	2,076,841	—	—	2,076,841

Issued 150,000 Common Shares as Compensation	150,000	150	127,350	—	—	127,500

Issued 540,000 Common Shares of Restricted Stock	540,000	540	(540)	—	—	—

Restricted Stock Grant Compensation	—	—	3,188	—	—	3,188

Unrealized Gain on Available for Sale Securities	—	—	—	—	6,486	6,486

Net Loss	—	—	—	(2,277,192)		(2,277,192)

Balance — December 31, 2009	21,119,505	21,120	7,665,456	(2,260,458)	6,486	5,432,604

Sale of 924,000 Common Shares at $.85 Per Share	924,000	924	846,076	—	—	847,000

Issued 203,280 Common Shares related to Capital Raise	203,280	203	(203)	—	—	—

Private Placement Costs net of Common Shares Issued	—	—	(67,760)	—	—	(67,760)

				Retained
				Earnings	Accumulated
				(Deficit)	Other
			Additional	Accumulated	Comprehensive	Total
	Common Stock		Paid-In	During the	Income	Stockholders’
	Shares	Amount	Capital	Exploration Stage	(Loss)	Equity

Exercise of 240,000 Warrants	240,000	240	560	—	—	800

Restricted Stock Grant Compensation	—	—	57,376	—	—	57,376

Fair Value of Warrants Issued	—	—	120,770	—	—	120,770

Issued 2,573,346 Common Shares for Leasehold Interests	2,573,346	2,573	2,356,327	—	—	2,358,900

Unrealized Gain on Available for Sale Securities	—	—	—	—	5,011	5,011

Net Loss	—	—	—	(234,041)	—	(234,041)

Balance - March 31, 2010	25,060,131	$25,060	$10,978,602	$(2,494,499)	$11,497	$8,520,660

The accompanying notes are an integral part of these condensed interim financial statements

PLAINS ENERGY INVESTMENTS, INC.

(AN EXPLORATION STAGE COMPANY)

CONDENSED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009 AND

FOR THE PERIOD FROM INCEPTION (APRIL 18, 2008) THROUGH MARCH 31, 2010

(UNAUDITED)

			From
			Inception on
	Three Months	Three Months	April 18, 2008
	Ended	Ended	Through
	March 31,	March 31,	March 31,
	2010	2009	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(234,041)	$566	$(2,494,499)
Adjustments to Reconcile Net Loss to Net Cash Used for Operating Activities:
Provision for Income Tax	—	—	6,464
Cash Paid for Income Taxes	—	—	(6,464)
Depletion of Oil and Gas Properties	8,500	—	8,500
Depreciation and Amortization	732	—	762
Gain on Sale of Available for Sale Securities	(4,928)	—	(19,731)
Share Based Compensation	178,146	—	2,422,650
Change in Working Capital and Other Items:
Increase in Trade Receivables	(19,910)	—	(19,910)
Increase in Other Current Assets	(11,229)	—	(19,010)
Increase in Accounts Payable	20,745	—	51,457
(Decrease) Increase in Other Current Liabilities	(2,581)	—	3,252
Net Cash Used for Operating Activities	(64,566)		(66,529)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Office Equipment and Furniture	(4,598)	—	(22,346)
Acquisition of Leasehold Interests	(732,792)	(600,369)	(5,210,028)
Purchase of Available for Sale Securities	—	—	(569,321)
Proceeds from Sales of Available for Sale Securities	183,090	—	498,549
Net Cash Used For Investing Activities	(554,300)	(600,369)	(5,303,146)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Issuance of Common Stock - Net of Issuance Costs	779,240	—	6,221,312
Proceeds from Exercise of Warrants	800	—	800
Net Cash Provided by Financing Activities	780,040	—	6,222,112

NET INCREASE IN CASH AND CASH EQUIVALENTS	161,174	(599,803)	852,437

CASH AND CASH EQUIVALENTS — BEGINNING OF PERIOD	691,263	1,775,423	—

CASH AND CASH EQUIVALENTS — END OF PERIOD	$852,437	$1,175,620	$852,437

Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period for Interest	$—	$—	$—
Cash Paid During the Period for Income Taxes	$—	$—	$6,464

Non-Cash Financing and Investing Activities:
Payment of Capital Raise Costs with Issuance of Stock	$186,340	$—	$358,111
Fair Value of Warrants Granted as Compensation	$120,770	$—	$2,197,611
Payment of Compensation through Issuance of Common Stock	$57,376	$—	$188,064
Payment of Consulting Fees through Issuance of Common Stock	$—	$—	$36,975
Purchases of Oil and Gas Properties through Issuance of Common Stock	$2,358,900	$—	$2,358,900
Purchases of Oil and Gas Properties through Due to Related Party	$1,374,675	$—	$1,374,675

The accompanying notes are an integral part of these condensed interim financial statements

PLAINS ENERGY INVESTMENTS, INC.

(an exploration stage company)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2010

NOTE 1     ORGANIZATION AND NATURE OF BUSINESS

Plains Energy Investments, Inc.  (the “Company,” “we,” “us,” “our” and words of similar import) is an exploration stage company formed in April 2008 for the purpose of acquiring acreage in prospective natural resource plays in Montana and across the Williston Basin of the United States.  The Company is chartered to accumulate acreage blocks and build net asset value via the production of hydrocarbons in repeatable and scalable opportunities.

The Company is governed by a board of directors and managed by its officers.  The affairs of the Company are governed by Nevada law and the Company’s Bylaws.

Management has determined that the Company should focus on projects in the oil and gas industry primarily based in the Rocky Mountains and specifically the Williston Basin Bakken Shale formation. This is based upon a belief that the Company is able to create value via strategic acreage acquisitions and convert the value or portion thereof into production by utilizing experienced industry partners specializing in the specific areas of interest.  The Company has targeted specific prospects and has engaged in the drilling for oil and gas.  The Company is currently an exploration stage company.

The Company has two employees as of March 31, 2010. The Company will seek to retain independent contractors to assist in operating and managing the prospects as well as to carry out the principal and necessary functions incidental to the oil and gas business.  With the continued acquisition of oil and gas properties, the Company intends to continue to establish itself with industry partners best suited to the areas of operation.  As the Company continues to establish a revenue base with cash flow, it may seek opportunities more aggressive in nature.

As an independent oil and gas producer, the Company’s revenue, profitability and future rate of growth are substantially dependent on prevailing prices of natural gas and oil.  Historically, the energy markets have been very volatile and it is likely that oil and gas prices will continue to be subject to wide fluctuations in the future.  A substantial or extended decline in natural gas and oil prices could have a material adverse effect on the Company’s financial position, results of operations, cash flows and access to capital, and on the quantities of natural gas and oil reserves that can be economically produced.

NOTE 2     SIGNIFICANT ACCOUNTING POLICIES

The financial information included herein is unaudited, except the balance sheet as of December 31, 2009, which was derived from our audited financial statements as of December 31, 2009.  However, such information includes all adjustments (consisting solely of normal recurring adjustments), which are in the opinion of management, necessary for a fair presentation of financial position, results of operations and cash flows for the periods presented.  The results of operations for interim periods are not necessarily indicative of the results to be expected for an entire year.

Certain information, accounting policies, and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to certain rules and regulations of the Securities and Exchange Commission.  The financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2009.

Cash and Cash Equivalents

The Company considers highly liquid investments with insignificant interest rate risk and original maturities to the Company of three months or less to be cash equivalents.  Cash equivalents consist primarily of interest-bearing bank accounts and money market funds.  Our cash positions represent assets held in checking and money market accounts.  These assets are generally available to us on a daily or weekly basis and are highly liquid in nature.  Due to the balances being greater than $250,000, we do not have FDIC coverage on the entire amount of bank deposits.  The Company believes this risk is minimal.

Short-Term Investments

All marketable debt and equity securities that are included in short-term investments are considered available-for-sale and are carried at fair value.  The short-term investments are considered current assets due to the Company’s ability and intent to use them to fund current operations.  The unrealized gains and losses related to these securities are included in accumulated other comprehensive income.   When securities are sold, their cost is determined based on the first-in first-out method.  The realized gains and losses related to these securities are included in other income in the statements of operations.

Other Property and Equipment

Property and equipment that are not oil and gas properties are recorded at cost and depreciated using the straight-line method over their estimated useful lives of three to seven years.  Expenditures for replacements, renewals, and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred.  Long-lived assets, other than oil and gas properties, are evaluated for impairment to determine if current circumstances and market conditions indicate the carrying amount may not be recoverable.  We have not recognized any impairment losses on non oil and gas long-lived assets.  Depreciation expense was $732 for the three months ended March 31, 2010 and $0 for the three months ended March 31, 2009.

Revenue Recognition and Gas Balancing

We recognize oil and gas revenues from our interests in producing wells when production is delivered to, and title has transferred to, the purchaser and to the extent the selling price is reasonably determinable.  We use the sales method of accounting for gas balancing of gas production and would recognize a liability if the existing proven reserves were not adequate to cover the current imbalance situation.  As of March 31, 2010, our gas production was in balance, i.e., our cumulative portion of gas production taken and sold from wells in which we have an interest equaled our entitled interest in gas production from those wells.

Stock-Based Compensation

The Company has accounted for stock-based compensation under the provisions of FASB Accounting Standards Codification (ASC) 718-10-55 (Prior authoritative literature: FASB Statement 123(R), Share-Based Payment). This statement requires us to record an expense associated with the fair value of stock-based compensation.  We use the Black-Scholes option valuation model to calculate stock based compensation at the date of grant.  Option pricing models require the input of highly subjective assumptions, including the expected price volatility.  Changes in these assumptions can materially affect the fair value estimate.

Income Taxes

The Company accounts for income taxes under FASB ASC 740-10-30 (Prior authoritative literature, FASB Statement 109, Accounting for Income Taxes).  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Accounting standard require the consideration of a valuation allowance for deferred tax assets if it is “more likely than not” that some component or all of the benefits of deferred tax assets will not be realized.

Stock Issuance

The Company records the stock-based compensation awards issued to non-employees and other external entities for goods and services at either the fair market value of the goods received or services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in FASB ASC 505-50-30 (Prior authoritative literature, EITF 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods, or Services).

Net Income (Loss) Per Common Share

Net Income (Loss) per common share is based on the Net Income (Loss) divided by weighted average number of common shares outstanding.

Diluted earnings per share are computed using weighted average number of common shares plus dilutive common share equivalents outstanding during the period using the treasury stock method.  As the Company has a loss for the period ended March 31, 2010 the potentially dilutive shares are anti-dilutive and are thus not added into the earnings per share calculation.

As of March 31, 2010, there are 3,600,000 warrants that are issued and presently exercisable and represent potentially dilutive shares.  The warrants have an exercise price of $.85.  If all presently exercisable warrants were exercised the Company would receive proceeds of $3,060,000.

As of March 31, 2010 there are also 1,800,000 warrants that are issued but not presently exercisable.  These warrants have an exercise price of $.85 and vest in December 2011.

Full Cost Method

The Company follows the full cost method of accounting for oil and gas operations whereby all costs related to the exploration and development of oil and gas properties are initially capitalized into a single cost center (“full cost pool”).  Such costs include land acquisition costs, geological and geophysical expenses, carrying charges on non-producing properties, costs of drilling directly related to acquisition, and exploration activities.

Proceeds from property sales will generally be credited to the full cost pool, with no gain or loss recognized, unless such a sale would significantly alter the relationship between capitalized costs and the proved reserves attributable to these costs.  A significant alteration would typically involve a sale of 25% or more of the proved reserves related to a single full cost pool.  There were no property sales for the three month period ended March 31, 2010.

Capitalized costs associated with impaired properties and capitalized cost related to properties having proved reserves, plus the estimated future development costs, asset retirement costs under FASB ASC 410-20-25 (Prior authoritative literature:, FASB Statement 143, Accounting for Asset Retirement Obligations) will be depleted and amortized on the unit-of-production method based on the estimated gross proved reserves as determined by independent petroleum engineers.  The costs of unproved properties are withheld from the depletion base until such time as they are either developed or abandoned.  When proved reserves are assigned or the property is considered to be impaired, the cost of the property or the amount of the impairment is added to costs subject to depletion calculations.

Capitalized costs of oil and gas properties (net of related deferred income taxes) may not exceed an amount equal to the present value, discounted at 10% per annum, of the estimated future net cash flows from proved oil and gas reserves plus the cost of unevaluated properties (adjusted for related income tax effects).  Should capitalized costs exceed this ceiling, impairment is recognized.  The present value of estimated future net cash flows is computed by applying 12-month average price of oil and natural gas to estimated future production of proved oil and gas reserves as of period-end, less estimated future expenditures to be incurred in developing and producing the proved reserves and assuming continuation of existing economic conditions.  Such present value of proved reserves’ future net cash flows excludes future cash outflows associated with settling asset retirement obligations that have been accrued on the Balance Sheet.  Should this comparison indicate an excess carrying value, the excess is charged to earnings as an impairment expense. As of March 31, 2010 the Company has not realized any impairment of its properties.

Joint Ventures

The financial statements as of March 31, 2010 include the accounts of the Company and its proportionate share of the assets, liabilities, and results of operations of the joint ventures it is involved in.

Use of Estimates

The preparation of financial statements under generally accepted accounting principles (“GAAP”) in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  The most significant estimates relate to certain factors involved in the valuation of share based compensation and the valuation of deferred income taxes.  Actual results may differ from those estimates.

Impairment

FASB ASC 360-10-35-21 (Prior authoritative literature, FASB Statement 144, Accounting for the Impairment and Disposal of Long-Lived Assets), requires that long-lived assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Oil and gas properties accounted for using the full cost method of accounting (which we use) are excluded from this requirement but continue to be subject to the full cost method’s impairment rules.  There was no impairment identified at March 31, 2010.

NOTE 3     SHORT-TERM INVESTMENTS

All marketable debt and equity securities that are included in short-term investments are considered available-for-sale and are carried at fair value.  The short-term investments are considered current assets due to the company’s ability and intent to use them to fund current operations.  The unrealized gains and losses related to these securities are included in accumulated other comprehensive income.   When securities are sold, their cost is determined based on the first-in first-out method.  The realized gains and losses related to these securities are included in other income in the statements of operations.

The following is a summary of our short-term investments as of March 31, 2010:

			Fair
			Market
	Cost at		Value at
	March 31,	Unrealized	March 31,
	2010	Gain	2010
Corporate Bonds	$90,503	$11,497	$102,000

For the three months ended March 31, 2010 there were realized gains of $4,928 recognized on the sale of investments.

NOTE 4     PROPERTY AND EQUIPMENT

Property and equipment at March 31, 2010 consisted of the following:

March 31, 2010
Oil and Gas Properties, Full Cost Method
Unevaluated Costs, Not Subject to Amortization or Ceiling Test	$8,852,286
Evaluated Costs	91,317
8,943,603
Office Equipment, Furniture, Leasehold Improvements and Software	22,346
8,965,949
Less: Accumulated Depreciation, Depletion and Amortization
Property and Equipment	9,262
Total	$8,956,687

The following table shows the depreciation and depletion expense by type of asset:

Three Month
Period Ended
March 31, 2010

Depletion of Costs for Evaluated Oil and Gas Properties	$8,500
Depreciation of Office Equipment, Furniture, and Software	732
Total Depreciation and Depletion Expense	$9,232

NOTE 5     OIL AND GAS PROPERTIES

Major Joint Venture

In May 2008, the Company entered into a Major Joint Venture Agreement with a third-party partner to acquire certain oil and gas leases in the Tiger Ridge Gas Field in Blaine, Hill, and Choteau Counties of Montana. Under the terms of the agreement, the Company is responsible for all lease acquisition costs. The third party joint venture partner is responsible for coordinating the geology, acquiring the leases in its name, preparing and disseminating assignments, accounting for the project costs and administration of the well operator. The Company controls an 87.5% working interest on all future production and reserves, while the third party joint venture partner controls 12.5%. The joint venture had accumulated oil and gas leases totaling 50,014 as of March 31, 2010. The Company has committed to a minimum of $1,000,000 up to $2,000,000 toward this joint venture. The third-party joint venture partner issues cash calls during the year to replenish the joint venture cash account. The Company’s contributions to the joint venture totaled $1,610,000 as of March 31, 2010. The unutilized cash balance was $47,173 as of March 31, 2010.

Tiger Ridge Joint Venture

In November 2009, the Company entered into the Tiger Ridge Joint Venture Agreement with a third-party and a well operator to develop and exploit a drilling program in two certain blocks of acreage in the Major Joint Venture, which is an area of mutual interest. The Company controls a 70.0% working interest, while the third party investor and well operator control 10% and 20%, respectively.  The Agreement requires that all parties contribute in cash their proportional share to cover all costs incurred in developing these blocks of acreage for drilling.

Big Snowy Joint Venture

In October 2008, the Company entered into the Big Snowy Joint Venture Agreement with an administrator third-party to acquire certain oil and gas leases in the Heath Oil play in Musselshell, Petroleum, Garfield, Rosebud and Fergus Counties of Montana, and another third party to perform as the operator.  Under the terms of the agreement, the Company is responsible for 72.5% of lease acquisition costs, and the other two third-parties are individually responsible for 2.5% and 25% of the lease acquisition costs. The administrator third party joint venture partner is responsible for coordinating the geology, acquiring the leases in its name, preparing and disseminating assignments, accounting for the project costs and administration of the well operator. The Company controls a 72.5% working interest on all future production and reserves, while the administrator third party joint venture partner controls 2.5% and the well operator controls 25%. The joint venture had accumulated oil and gas leases totaling 33,562 net mineral acres as of March 31, 2010. The Company is committed to a minimum of $1,000,000 up to $1,993,750 toward this joint venture, with all partners, including the Company, committing a minimum of $2,750,000. The administrator third-party joint venture partner issues cash calls during the year to replenish the joint venture cash account. The Company’s contributions to the joint venture totaled $724,744 as of March 31, 2010. The unutilized cash balance was $152,600 as of March 31, 2010.

Other Oil and Gas Acquisitions

In August 2009, the Company participated in a federal lease sale and acquired assignment of certain oil leases in Mountrail County, North Dakota for a total purchase price of $351,562 for approximately 66 net acres.

In November 2009, the Company participated in a federal lease sale and acquired assignment of certain oil leases in McKenzie and Mountrail Counties, North Dakota for a total purchase price of $1,836,774 for approximately 263 net acres.

On March 10, 2010 the Company agreed to purchase all right, title and interests of South Fork Exploration, LLC (“SFE”) in certain oil, gas and mineral leases totaling approximately 3,111 net mineral acres in McLean, Mountrail and Williams County, North Dakota and Sheridan County, Montana.  Under the agreement, the Company will pay SFE $1,374,375 cash and issue 2,573,346 unregistered shares of the Company’s common stock.   The transaction is contingent upon receipt of a fairness opinion acceptable in form and substance to the Company confirming that the terms of the proposed transaction are fair and reasonable to the Company and its shareholders and executed assignments from SFE on a county-by-county basis.  As of March 31, 2010 the Company has accrued for this transaction. The $1,274,375 of cash payable is included in Due to Related Party on the balance sheet and the stock required to be issued has been included in the Statement of Stockholders’ Equity.  It is anticipated that the stock will be issued and the cash paid related to this transaction in April 2010.   SFE is wholly owned by J.R. Reger, CEO and shareholder of Plains Energy Investments, Inc. (See Note 6).

On March 15, 2010, the Company’s Board of Directors approved a purchase agreement with Bakken Explorations (“BE”).  Under the terms of the agreement, the Company agrees to pay BE $650 per net mineral acre as consideration for the assignment of leases covering an aggregate of 738.334 net acres, contingent upon the Company’s successful conduction of its own examination of BE’s title to the leases. The examination was completed and the sale was completed on April 14, 2010.

The Company has also completed other miscellaneous acquisitions in Montana and North Dakota.

NOTE 6     RELATED PARTY TRANSACTIONS

The Company has purchased leasehold interests from South Fork Exploration, LLC (SFE).  In the first quarter of 2010, the Company purchased leasehold interests from SFE for $1,274,675 and 2,573,346 shares of restricted common stock.  SFE’s president is J.R. Reger, CEO and shareholder of Plains Energy Investments, Inc.

NOTE 7     PREFERRED AND COMMON STOCK

The Company has authorized 10,000,000 shares of preferred stock.  As of March 31, 2010, no preferred stock has been issued.

On April 18, 2008 the Company issued for cash, 9,300,000 shares of par value common stock.

In May 2008, the Company completed a private placement offering of 7,490,001 shares of common stock to accredited investors at a subscription price of $.35 per share for total gross proceeds of $2,621,500.  The offering was a private placement made under Rule 506 promulgated under the Securities Act of 1933 (the “Act”), as amended.  The securities offered and sold (or deemed to be offered and sold, in the case of underlying shares of common stock) in the offering have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The disclosure about the private placement contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable law and related reporting requirements, and as permitted under Rule 135c under the Securities Act.

In 2009, the Company completed a private placement offering of 3,393,921 shares of common stock to accredited investors at a subscription price of $.85 per share for total gross proceeds of $2,884,833.  As part of this private placement the Company entered into an introduction letter agreement with Lantern Advisers, LLC.  As compensation for the work performed, Lantern Advisers, LLC received 202,083 shares of restricted common stock of the Company and $67,361 in cash.  The fair value of the restricted stock was $171,771 or $.85 per share, the market value of a share of common stock on the date the transaction closed.  These costs were netted against the proceeds of the offering through Additional Paid-In Capital.  The offering was a private placement made under Rule 506 promulgated under the Securities Act of 1933 (the “Act”), as amended.  The securities offered and sold (or deemed to be offered and sold, in the case of underlying shares of common stock) in the offering have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The disclosure about the private placement contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable law and related reporting requirements, and as permitted under Rule 135c under the Securities Act.

In September 2009, the Company issued 43,500 shares of common stock to a consultant pursuant to a consulting agreement.  These shares were valued at $36,975 or $.85 per share, the market value of the shares of common stock on the date of issuance, and expensed as general and administrative expenses.  The shares were valued at the fair value of the Company’s stock on the date of the issuance.

In December 2009, the Company issued 150,000 shares of common stock to an executive of the Company as compensation for his services.  The executive was fully vested in the shares on the date of the grant.  The fair value of the stock issued was $127,500 or $.85 per share, the market value of a share of common stock on the date the stock was granted.  The entire amount of this stock award was expensed in the year ended December 31, 2009.

In January 2010, the Company completed a private placement offering of 924,000 shares of common stock to accredited investors at a subscription price of $.92 per share for total gross proceeds of $847,000.  As part of this private placement the Company entered into an introduction letter agreement with Great Northern Capital.  As compensation for the work performed, Great Northern Capital received 203,280 shares of restricted common stock of the Company and $67,760 in cash.  The fair value of the restricted stock was $186,340 or $.92 per share, the market value of a share of common stock on the date the transaction closed.  These costs were netted against the proceeds of the offering through Additional Paid-In Capital.  The offering was a private placement made under Rule 506 promulgated under the Securities Act of 1933 (the “Act”), as amended.  The securities offered and sold (or deemed to be offered and sold, in the case of underlying shares of common stock) in the offering have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The disclosure about the private placement contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable law and related reporting requirements, and as permitted under Rule 135c under the Securities Act.

On January 25, 2010, the Company’s Board of Directors and a majority of its stockholders approved a 3-for-1 stock split pursuant to which all stockholders of record received three shares of common stock for each single share of common stock owned as of the record date. This stock split increased the issued and outstanding shares by approximately 14,100,000 and the outstanding warrants by approximately 3,600,000.  Generally accepted accounting principles require that the stock split be applied retrospectively to all periods presented.  As a result, all stock and warrant transactions have been adjusted to account for the 3-for-1 stock split.

Restricted Stock Awards

During the year ended December 31, 2009, the Company issued 540,000 restricted shares of common stock as compensation to officers of the Company.  The restricted shares vest on December 1, 2011 and December 31, 2011. As of March 31, 2010, there was approximately $399,000 of total unrecognized compensation expense related to unvested restricted stock. This compensation expense will be recognized over the remaining vesting period of the grants. The Company has assumed a zero percent forfeiture rate for restricted stock.

There were no changes to the outstanding restricted common stock in the three month period ended March 31, 2010.

NOTE 8    WARRANTS

The Company accounts for stock-based compensation under the provisions of FASB ASC 718-10-55 (Prior authoritative literature: FASB Statement 123(R), Share-Based Payment).   This statement requires us to record an expense associated with the fair value of stock-based compensation.  We use the Black-Scholes option valuation model to calculate stock-based compensation at the date of grant.  Option pricing models require the input of highly subjective assumptions, including the expected price volatility.  For the warrants granted in 2009 we used a variety of comparable and peer companies to determine the expected volatility input based on the expected term of the warrants.  We believe the use of peer company data fairly represents the expected volatility we would experience were we a public company at the time of issuance. The Company used the simplified method to determine the expected term of the warrants due to the lack of historical data. Changes in these assumptions can materially affect the fair value estimate.  The total fair value of the warrants is recognized as compensation over the vesting period.

Warrants Granted September 15, 2009

On September 15, 2009, the Company issued a consultant warrants to purchase a total of 240,000 shares of common stock exercisable at $.003 per share.   The total fair value of the warrants was calculated using the Black-Scholes valuation model based on factors present at the time the warrants were issued. The vesting of the warrants was contingent on the Company owning lease or mineral rights representing a total of seventy-five thousand net mineral acres in North Dakota and Montana.  The entire fair value if this issuance was expensed in 2009.  These warrants were exercised in January 2010.

The following assumptions were used for the Black-Scholes model:

September 15,
2009
Risk free rates	2.41%
Dividend yield	0%
Expected volatility	73.11%
Weighted average expected warrant life	2.5 Years

The “fair market value” at the date of issuance for the warrants issued using the formula relied upon for calculating the fair value of warrants is as follows:

Weighted average fair value per share	$.85
Total warrants granted	240,000
Total weighted average fair value of warrants granted	$203,925

Warrants Granted November 1, 2009

On November 1, 2009, the Company issued two consultants and two directors warrants to purchase a total of 3,600,000 shares of common stock exercisable at $.85 per share.  Each of the directors was issued 1,500,000 warrants and each of the consultants was issued 300,000 warrants.  The total fair value of the warrants was calculated using the Black-Scholes valuation model based on factors present at the time the warrants were issued. The directors and consultants were fully vested in the warrants on the date of the grant.  The fair value of these warrants was expensed in 2009. None of these warrants have been exercised as of March 31, 2010.

The following assumptions were used for the Black-Scholes model:

November 1,
2009
Risk free rates	2.33%
Dividend yield	0%
Expected volatility	73.11%
Weighted average expected warrant life	5 Years

The “fair market value” at the date of issuance for the warrants issued using the formula relied upon for calculating the fair value of warrants is as follows:

Weighted average fair value per share	$.52
Total warrants granted	3,600,000
Total weighted average fair value of warrants granted	$1,866,270

Warrants Granted December 1, 2009

On December 1, 2009, the Company issued its Chief Financial Officer warrants to purchase a total of 300,000 shares of common stock exercisable at $.85 per share.  The total fair value of the warrants was calculated using the Black-Scholes valuation model based on factors present at the time the warrants were issued. These warrants vest on December 1, 2011.  As of March 31, 2010, there was approximately $133,000 of total unrecognized compensation expense related to these unvested warrants. This compensation expense will be recognized over the remaining vesting period of the grants. The Company recognized $19,939 of expense related to these warrants in the three month period ended March 31, 2010.

The following assumptions were used for the Black-Scholes model:

December 1,
2009
Risk free rates	2.03%
Dividend yield	0%
Expected volatility	68.98%
Weighted average expected warrant life	6 Years

The “fair market value” at the date of issuance for the warrants issued using the formula relied upon for calculating the fair value of warrants is as follows:

Weighted average fair value per share	$.53
Total warrants granted	300,000
Total weighted average fair value of warrants granted	$159,513

Warrants Granted December 31, 2009

On December 31, 2009, the Company issued its Chief Executive Officer warrants to purchase a total of 1,500,000 shares of common stock exercisable at $.85 per share.  The total fair value of the warrants was calculated using the Black-Scholes valuation model based on factors present at the time the warrants were issued. These warrants vest on December 31, 2011.  As of March 31, 2010, there was approximately $706,000 of total unrecognized compensation expense related to these unvested warrants. This compensation expense will be recognized over the remaining vesting period of the grants. The Company recognized $100,831 of expense related to these warrants in the three month period ended March 31, 2010.

The following assumptions were used for the Black-Scholes model:

December 31,
2009
Risk free rates	2.69%
Dividend yield	0%
Expected volatility	68.92%
Weighted average expected warrant life	6 Years

The “fair market value” at the date of issuance for the warrants issued using the formula relied upon for calculating the fair value of warrants is as follows:

Weighted average fair value per share	$.54
Total warrants granted	1,500,000
Total weighted average fair value of warrants granted	$806,649

The table below reflects the status of warrants outstanding at March 31, 2010:

	Common	Exercise	Expiration
Issue Date	Shares	Price	Date

November 1, 2009	3,600,000	$.85	November 1, 2019
December 1, 2009	300,000	$.85	December 1, 2019
December 31, 2009	1,500,000	$.85	December 31, 2019
	5,400,000

Currently Outstanding Warrants

•	No warrants were forfeited or expired during the three month period ended March 31, 2010.

•

The Company recorded expense related to these warrants of $120,770 for the three month period ended March 31, 2010.  There is $838,546 of compensation expense that will be recognized in future periods relating to warrants that have been granted as of March 31, 2010.

•	There are 3,600,000 warrants that are exercisable at March 31, 2010.

•	240,000 warrants were exercised during the three month period ended March 31, 2010.

•	The per-share weighted average exercise price of the outstanding warrants was $.85 at March 31, 2010.

•	The remaining average contractual life of the outstanding warrants was 9.6 years at March 31, 2010.

NOTE 9     INCOME TAXES

The Company utilizes the asset and liability approach to measuring deferred tax assets and liabilities based on temporary differences existing at each balance sheet date using currently enacted tax rates in accordance with FASB ASC 740-10-30 ( Prior authoritative literature: FASB Statement 109, Accounting for Income Taxes). Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The income tax expense for the three month period ended March 31, 2010 consists of the following:

	Three Month Period
	Ended March 31,
	2010	2009
Current Income Taxes	$—	$—
Deferred Income Taxes
Federal	(74,000)	—
State	(16,000)	—
Increase in Valuation Allowance	90,000	—
Total Expense	$—	$—

In June 2006, FASB issued FASB ASC 740-10-05-6 (Prior authoritative literature: FASB Statement 48, Accounting for Uncertainty in Income Taxes).  Under FASB ASC 740-10-05-6, tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities.  The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon ultimate settlement.  Unrecognized tax benefits are tax benefits claimed in our tax returns that do not meet these recognition and measurement standards.

Our policy is to recognize potential interest and penalties accrued related to unrecognized tax benefits within income tax expense.  For the three month period ended March 31, 2010, we did not recognize any interest or penalties in our Statement of Operations, nor did we have any interest or penalties accrued in our Balance Sheet at March 31, 2010 relating to unrecognized benefits.

The 2008 and 2009 tax years remain open to examination for federal income tax purposes and by the other major taxing jurisdictions to which we are subject.

NOTE 10     FAIR VALUE

FASB ASC 820-10-55 (Prior authoritative literature: FASB Statement 157, Fair Value Measurements) defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements.  Fair value is defined under FASB ASC 820-10-55 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  Valuation techniques used to measure fair value under FASB ASC 820-10-55 must maximize the use of observable inputs and minimize the use of unobservable inputs.  The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets of liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The following schedule summarizes the valuation of financial instruments measured at fair value on a recurring basis in the balance sheet as of March 31, 2010.

	Fair Value Measurements at March 31, 2010 Using
	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Short-Term Investments (See Note 3)	$102,000	$—	$—

Level 1 assets consist of corporate bonds, the fair value of these treasuries is based on quoted market prices.

NOTE 11       FINANCIAL INSTRUMENTS

The Company’s financial instruments include cash and cash equivalents, accounts receivable and accounts payable. The carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of their immediate or short-term maturities.

NOTE 12     COMPREHENSIVE INCOME

The Company follows the provisions of FASB ASC 220-10-55 (Prior authoritative literature: FASB Statement 130, Reporting Comprehensive Income) which establishes standards for reporting comprehensive income.  In addition to net income, comprehensive income includes all changes in equity during a period, except those resulting from investments and distributions to stockholders of the Company.

For the periods indicated, comprehensive income (loss) consisted of the following:

	Three Month Period Ended March 31,		For the Period from Inception (April 18, 2008) through March 31,
	2010	2009	2010
Net Loss	$(234,041)	$566	$(2,494,499)

Unrealized gains on Short-term Investments	5,011	—	11,497)

Comprehensive loss	$(229,030)	$566	$(2,483,002)

NOTE 13     SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 16, 2010, the date of issuance of the Company’s financial position and results of operations and determined one event to be material.

On April 5, 2010, Plains acquired assignments of certain oil leases in McKenzie County, North Dakota for a total purchase price of $585,050 for approximately 1,224 net acres.

On April 14, 2010, Plains acquired assignments of certain oil leases in McKenzie County, North Dakota for a total purchase price of $553,750 for approximately 738 net acres.

On April 16, 2010 the Company completed a merger with ante4, Inc. (the “Merger”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”). Subsequent to the Merger, ante4 changed its name to Voyager Oil & Gas, Inc. (“Voyager”). Under the Merger Agreement, Plains Energy Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Voyager (“Acquisition Sub”) merged with and into the Company, with the Company remaining as the surviving corporation and a wholly-owned subsidiary of Voyager.